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                                                                     EXHIBIT (j)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Financial Statements" and to the use of our report on the Bremer Growth Stock Fund and Bremer Bond Fund dated November 14, 2003 in the Registration Statement (Form N-1A) of Bremer Investment Funds, Inc., and its incorporation by reference in the related Prospectuses and Statement of Additional Information filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 14 to the Registration Statement under the Securities Act of 1933 (File No. 333-15969) and in this Amendment No. 14 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7919).

                                            /s/Ernst & Young LLP


Milwaukee, Wisconsin
January 27, 2004